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                                                                      Exhibit 23


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 2-93416, 33-51744 and 33-65239) pertaining to the 1983 Incentive Stock Option Plan for Key Employees and the 1991 Stock Option Plan of The MacNeal-Schwendler Corporation and in the related Prospectuses of our report dated March 6, 1996, with respect to the consolidated financial statements of The MacNeal-Schwendler Corporation included in the Annual Report (Form 10-K) for the year ended January 31, 1996.

                                               ERNST & YOUNG LLP


Los Angeles, California
April 24, 1996